Exhibit 5.1

November 30, 2012

Impac Mortgage Holdings, Inc.

19500 Jamboree Road

Irvine, California 92612

Re:                                      Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 250,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued under the Company’s 2010 Omnibus Incentive Plan (the “2010 Plan”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement.  For purposes of rendering that opinion, we have examined the 2010 Plan, the Registration Statement, the Company’s Articles of Incorporation, as amended or supplemented, Bylaws, as amended, and the corporate actions of the Company and its stockholders that provide for the reservation of the Shares for issuance by the Company under the 2010 Plan and the filing of the Registration Statement.  We have also examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion we have relied on a certificate of an officer of the Company.  We have not independently established any of the facts so relied on. We have made such investigation of law as we have deemed appropriate

In rendering our opinion, we have made assumptions that are customary in opinion letters of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.  We have further assumed that the Company does not in the future issue or otherwise make unavailable so many shares of Common Stock that there are insufficient remaining authorized but unissued shares of Common Stock for issuance pursuant to the 2010 Plan or on exercise of options or other rights awarded under the 2010 Plan.  We have also assumed that all of the Shares issuable or eligible for issuance under the 2010 Plan following the date hereof will be issued for not less than par value.  We have not independently verified any of those assumptions.

Our opinion set forth below is limited to the Maryland General Corporation Law.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction.  The following opinion is rendered as of the date of this letter.  We assume no obligation to update or supplement such opinion to reflect any changes of law or fact that may occur.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms of the respective awards granted under and governed by the 2010 Plan will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement, the prospectus or any prospectus supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP